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                                                                   EXHIBIT 10.7

                       Student Loan Marketing Association

                           Supplemental Pension Plan



1.  Purpose and Effective Date

    1.1 Purpose. The purpose of the Student Loan Marketing Association Supplemental Pension Plan is to provide supplementary pension benefits based on certain bonuses and deferred compensation earned by those employees who are or who become eligible for benefits from the Student Loan Marketing Association Employees' Pension Plan, in addition to providing benefits to those employees whose benefits under the Student Loan Marketing Association Employees' Pension Plan are reduced as a result of the limitations imposed by sections 401(a)(17) and 415 of the Internal Revenue Code. The Supplemental Pension Plan is intended to qualify as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of the Employee Retirement Income Security Act of 1974, as amended. It is intended that the Supplemental Pension Plan remain at all times an unfunded and unsecured obligation of the Corporation.

    1.2 Effective Date. The Effective Date of the Plan is January 1, 1983. Pursuant to action of the Board of Directors on September 22, 1989, and November 17, 1989, the Plan was amended and restated effective November 17, 1989. Pursuant to action of the Board of Directors on September 18, 1992, the Plan is amended and restated effective September 18, 1992.


2.  Definitions

    2.1 "Board of Directors" or "Board" means the Board of Directors of the Student Loan Marketing Association.

    2.2 "Code" means the Internal Revenue Code of 1986, as amended, and including any regulations, rulings or procedures issued thereunder.

    2.3 "Pension Plan Committee" or "Committee" means the Pension Plan Committee as defined in the Pension Plan.





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    2.4      "Corporation" means the Student Loan Marketing Association (or any other person, firm, or corporation which may succeed to the business of the Student Loan Marketing Association by merger, consolidation or otherwise, and which, by appropriate action, shall adopt the Plan) or any wholly- or majority-owned subsidiary of the Student Loan Marketing Association (or such successor), which adopts the Plan and becomes a party to it with the approval of the Board.

    2.5 "Participant" means any employee of the Corporation who is covered under the Plan as provided in Section 3 and whose membership has not ceased as provided in Section 3.2.

    2.6 "Pension Plan" means the Student Loan Marketing Association Employees' Pension Plan as amended from time to time.

    2.7 "Supplemental Plan" or "Plan" means the Student Loan Marketing Association Supplemental Pension Plan.

    2.8 "Salary Compensation" has the same meaning as "Compensation" in the Pension Plan, except that any base salary that is deferred under a non-qualified deferred compensation plan is included in Salary Compensation for the calendar year that the salary is earned.

    2.9 "Average Salary Compensation" has the same meaning as "Average Compensation" in the Pension Plan except that the definition of Salary Compensation is substituted for Compensation.

    2.10 "Bonus Compensation" means bonuses paid during the calendar year under the Student Loan Marketing Association Profit Incentive Plan, up to 35 percent of Salary Compensation for the prior calendar year; provided however, that if a Participant has not been eligible for at least three bonuses from the Profit Incentive Plan, bonuses paid shall include those paid under the Student Loan Marketing Association Employee Bonus Plan and the Student Loan Marketing Association Non-Officer Bonus Program. Such bonuses that are deferred under a non-qualified deferred compensation plan shall be taken into account in the year that they would have been paid, but for their deferral.

    2.11 "Average Bonus Compensation" has the same meaning as "Average Compensation" in the Pension Plan, except that Bonus Compensation is substituted for Compensation and bonuses paid in the Plan Year in which a Participant ceases participation in the Plan are taken into account.





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    2.12     "Total Average Compensation" means the sum of Average Salary
             Compensation and Average Bonus Compensation.

Wherever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine gender, a singular word shall be deemed to include the singular and plural, and a plural word shall be deemed to include the singular and plural in all cases where the context requires.


3.  Eligibility

    3.1 Eligibility. Those employees of the Corporation who are participants in the Pension Plan and who are designated by the President and Chief Executive Officer as Participants in the Supplemental Pension Plan shall become Participants in the Plan.

    3.2 Termination of Participation. Each Participant shall remain a Participant until he ceases to be both an employee of the Student Loan Marketing Association and a Participant (as defined in the Pension Plan) in the Pension Plan.


4.  Amount and Payment of Benefits

    4.1 Amount of Benefit. The monthly benefit payable to a terminated or retired Participant (or his spouse or beneficiary) from the Plan shall be determined as of the date he ceases to be a Participant in the Plan and shall be the difference between (a) the monthly benefit which would have been paid from the Pension Plan if the limitations of sections 401(a)(17) and 415 of the Code were not imposed on the Pension Plan and if the definition of Total Average Compensation was substituted for the definition of Average Compensation in the Pension Plan and (b) the benefit that would be payable from the Pension Plan commencing on the same date and in the same form as the benefit from the Supplemental Plan. For those Participants who were also Participants in the Pension Plan as of December 31, 1988, the Pension Plan formula shall be the formula in effect on December 31, 1988, for purposes of calculating the benefit in (a) above or the formula in effect at the time of the Participant's termination, whichever produces the greater benefit.

             For those Participants who were also participants in the Pension Plan as of December 31, 1991, the early retirement factors shall be the Pension Plan's early retirement factor in effect on December 30, 1991, for purposes of calculating the benefit in (a) above or the Pension Plan's early retirement factors in effect at the time of the Participant's termination, which ever produces the greater benefit.





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             For purposes of making the calculations hereunder, the benefit shall be adjusted and/or reduced as appropriate to reflect early retirement, payment options, suspension of benefits upon re-employment, no re-instatement of Credited Service (as defined in the Pension Plan) upon re-employment after the receipt of a lump sum payment, etc., and the dollar limitation on lump sum payments in Section 6.04 of the Pension Plan shall not apply.

             Unless he elects otherwise, in the manner prescribed by the Committee, a Participant's beneficiary, if any, shall be deemed to be the same person(s) and/or trust(s) as designated by the Participant under the Pension Plan.

    4.2 Form of Benefit. At the election of the Participant, the benefit calculated under Section 4.1 shall be paid in either (1) a lump sum, or (2) any of the annuity options that are available under the Pension Plan. The lump sum will be calculated according to
             Section 6.04 of the Pension Plan.

             If a Participant fails to make an election, his benefit shall be paid in the same manner that his benefit under the Pension Plan is paid.

             The Surviving Spouse Benefit, as defined in Article 8 of the Pension Plan, shall be paid in the same form as it is paid under the Pension Plan.

    4.3 Time of Payment of Benefit. At the election of the Participant, the benefit shall begin (1) as soon as administratively possible after separation from service, however if a Participant separates from service prior to attaining age 50, the benefit shall not be paid until the first day of the calendar month coincident with or next following the Participant's 50th birthday or (2) at the same time that the benefit begins under the Pension Plan.

             If a Participant fails to make an election, his benefits shall begin at the same time that benefits begin under the Pension Plan.

             The Surviving Spouse Benefit, as defined in Article 8 of the Pension Plan, shall be paid at the same time as it is paid under the Pension Plan.

    4.4 Timing of Elections. A Participant may change the first election made under Sections 4.2 or 4.3 at any time; provided however, that a subsequent election will not be effective unless it is received by the Corporation at least 12 months prior to the date that a Participant separates from service. Notwithstanding the foregoing, in the case of a Participant who was a Participant on September 18, 1992 (the date as of which the Plan was restated) and who separates from service within 12 months of the date the Participant was first notified of the right to





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             make an election under this Section, an election which is made within 30 days of the date the Participant was first notified of the right to make an election under this Section shall become effective without regard to the 12-month requirement of the preceding sentence. An election that is in effect (as provided herein) on the date that the Participant separates from service shall be irrevocable, except to the extent that the form of benefit payment is made, without regard to the Participant's election, in a lump sum.

    4.5 Payment of Benefit. The Corporation shall deduct from the benefit paid under the Plan any federal, state or local taxes required by law to be withheld from such benefit.

    4.6 Effect on Other Plans. Unless expressly provided, no amounts payable hereunder shall be deemed to be compensation for purposes of computing benefits payable under any other plan of compensation or benefit by the Corporation.


5.  Tax Determinations

    Notwithstanding any other provision, in the event of a determination, as defined in section 1313(a) of the Internal Revenue Code, that any Participant is subject to federal income taxation on amounts deferred under this Plan, the amounts that are includable in the Participant's federal gross income shall be distributed to such Participant upon the receipt by the Corporation of notice of such determination.


6.  Committee

    The Supplemental Pension Plan shall be administered by the Committee, which shall have full power, discretion and authority to interpret, construe and administer the Supplemental Pension Plan and any part thereof, and the Committee's interpretation and construction hereof, and actions thereunder, shall be binding on all persons for all purposes. The Committee may employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Supplemental Pension Plan and may rely on the opinion of such counsel or the computations of such consultants. The Committee shall provide for the keeping of detailed, written minutes of its actions.





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7.  Interests Not Transferable

    The interest of any Participant, the Participant's spouse or the Participant's beneficiary or beneficiaries under the Supplemental Pension Plan is not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or encumbered.


8.  Amendment and Termination

    The Supplemental Pension Plan may at any time be amended, suspended or terminated, in whole or in part, by the Corporation. No such action shall adversely affect the contractual promise of the Corporation to pay to the Participant the amount accrued under the Supplemental Pension Plan as of the date of such action, as determined by the Committee.


9.  Limitation of Responsibility

    Neither the establishment of the Supplemental Pension Plan, any modifications thereof, nor the payment of any amounts under the Supplemental Pension Plan shall be construed as giving to any employee or other person any legal or equitable right against the Corporation, the Board of Directors of the Corporation, the Committee, or any officer or employee thereof, except as herein provided.

    Nothing in the Supplemental Pension Plan shall confer upon any employee of the Corporation any right to continued employment, or interfere with the right of the Corporation to terminate his or her employment at any time, for any reason.


10. Indemnity

    The Corporation may, consistent with applicable law, indemnify members of the Committee from any liability, loss or other financial consequence with respect to any act or omission relating to the Supplemental Pension Plan to the same extent and subject to the same conditions as specified in the indemnity provisions contained in the By-Laws and Regulations of the Student Loan Marketing Association.





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11. Claims for Benefits Under this Plan

    In general, distributions under the Supplemental Plan are automatic and no claim for benefits need be filed. However, a Participant may submit a claim for benefits under this Plan in writing to the Committee. If such claim for benefits is wholly or partially denied, the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the written claim, notify the Participant of the denial of the claim. Such notice of denial: (1) shall be in writing, (2) shall be written in a manner calculated to be understood by the Participant, and (3) shall contain (a) the specific reason or reasons for denial of the claim; (b) a specific reference to the pertinent Supplemental Plan provisions upon which the denial is based; (c) a description of any additional material or information necessary for the Participant to perfect the claim; and (d) an explanation of the Supplemental Plan's claims review procedure. This 90 day period may be extended if circumstances require additional time, but in no event shall the extension period be more than 90 days. The Participant shall be notified of the extension before the end of the initial 90 day period.

    Within 60 days of the Participant's receipt of the written notice of denial of the claim, or such later time as shall be deemed reasonable under the circumstances, or if the claim has not been granted within a reasonable period of time, the Participant may file a written request with the Committee asking that it conduct a full and fair review of the denial of the Participant's claim for benefits. Such review may include the holding of a hearing if deemed necessary by the reviewing party. In connection with the Participant's appeal of the denial of his benefit, the Participant may review pertinent documents and may submit issues and comments in writing.

    The Committee shall deliver to the Participant a written decision on the claim promptly, but not later than 60 days after the receipt of the Participant's request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the 60 day period shall be extended to 120 days. Such decision shall: (1) be written in a manner calculated to be understood by the Participant, (2) include specific reasons for the decision, and (3) contain specific references to the pertinent Plan provisions upon which the decision is based.


12. Miscellaneous

    12.1 Creditor Status of Participants. In the event that any Participant or other person acquires a right to receive payments from the Corporation under the Supplemental Pension Plan such right shall be no greater than the right of any unsecured general creditor of the Corporation.





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    12.2     Facility of Payment.  If it shall be found that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment and to give a valid release therefore, and (b) another person or an institution is then maintaining or has custody of such person, and no guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, the payment may be made to such other person or institution referred to in (b) above, and the release of such other person or institution shall be a valid and complete discharge for the payment.

    12.3 Notice of Address. Each person entitled to benefits under the Plan must file with the Committee, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such person at such address shall be deemed sufficient for all purposes of the Plan, and there shall be no obligation on the part of the Corporation or the Committee to search for or to ascertain the location of such person.

    12.4 Data. Each person entitled to benefits under the Plan must furnish to the Committee such documents, evidence, or other information as the Committee considers necessary or desirable for the purposes of administering the Plan or to protect the Plan.
             The Committee shall be entitled to rely on representations made by Participants, spouses and beneficiaries with respect to age, marital status and other personal facts, unless it knows said representations are false.


             IN WITNESS WHEREOF, Student Loan Marketing Association has caused this instrument to be duly executed in its name and on its behalf on the ____ day of ______________, 1993.



                       STUDENT LOAN MARKETING ASSOCIATION



                       By:
                          ----------------------------------
                           Timothy G. Greene, Executive Vice
                           President and General Counsel





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